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                                                                    Exhibit 32.1



                                  Certification
                       Pursuant to 18 U.S.C. Section 1350,
        As Adopted Pursuant to Section 906 of the Sarbanes-Oxley of 2002



In connection with the Annual Report on Form 10-K of Antigenics Inc. (the "Company") for the annual period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report") each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

      (i) The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

      (ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                                        /s/ Garo H. Armen, Ph.D.
                                                        ------------------------
                                                            Garo H. Armen, Ph.D.
                                            Chairman and Chief Executive Officer

                                                               /s/ Jeff D. Clark
                                                               -----------------
                                                                   Jeff D. Clark
                                                         Chief Financial Officer

March 15, 2004

A signed original of this written statement required by Section 906 has been provided to Antigenics Inc. and will be retained by Antigenics Inc. and furnished to the Securities and Exchanged Commission or its staff upon request.